UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2009

Papa John's International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John's Boulevard Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(502) 261-7272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2009, the Compensation Committee of the Board of Directors of Papa John’s International, Inc. awarded Chairman and Chief Executive Officer John Schnatter a grant of non-qualified stock options to purchase 37,912 shares of the Company’s common stock under the Company’s 2008 Omnibus Incentive Plan, with an exercise price of $24.21, the closing price on the date of grant, as part of his base salary for 2010. The fair value of the grant approximated $320,000 as determined in accordance with the Black-Scholes valuation methodology.  This grant vests six months from the date of grant and expires in five years.   This grant is in addition to $300,000 in cash base salary for Mr. Schnatter approved by the Compensation Committee for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc. (Registrant)

Date: December 30, 2009	By:	/s/ J. David Flanery
	Name:	J. David Flanery
Senior Vice President and Chief Financial Officer